EXHIBIT 5

                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                               Counsellors at Law
                             Two Renaissance Square
                       40 North Central Avenue, Suite 2700
                             Phoenix, Arizona 85004

                                                       Telephone: (602) 528-4000
                                                      Telecopier: (602) 253-8129

December 3, 1999


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

        RE: LIGHTPATH TECHNOLOGIES, INC. - AMENDED & RESTATED DIRECTORS
            STOCK OPTION PLAN - FORM S-8 REGISTRATION STATEMENT

Ladies and Gentlemen:

     We have acted as counsel to LightPath Technologies, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") filed under the Securities Act of 1933, as amended, relating to the registration of 225,000 shares of its Class A Common Stock, $.01 par value (the "Shares"), issuable pursuant to the Company's Amended & Restated Directors Stock Option Plan (the "Plan").

     In that connection, we have examined minutes of a meeting of the Company's Board of Directors held on May 11, 1999 at which the Shares were authorized for issuance under the Plan. We have further examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion, including the Articles of Incorporation and the Bylaws of the Company, including all amendments thereto. For purposes of our opinion, we have assumed the availability of a sufficient number of authorized and unissued shares at the time of such issuance.

     Based upon the foregoing, we are of the opinion that: the Shares, when issued and sold in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement.

                                            Very truly yours,


                                            Squire, Sanders & Dempsey L.L.P.